UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                April 26, 2007

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On April 26, 2007 TriCo Bancshares announced its quarterly earnings for the period ended March 31, 2007. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated April 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  April 26, 2007       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated April 26, 2007

PRESS RELEASE                                     Contact:   Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300


                 TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. - (April 26, 2007) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $6,444,000 for the quarter ended March 31, 2007. This represents a 1.4% decrease when compared with earnings of $6,535,000 for the quarter ended March 31, 2006. Diluted earnings per share for the quarter ended March 31, 2007 decreased 2.5% to $0.39 from $0.40 for the quarter ended March 31, 2006. Total assets of the Company increased $36,795,000 (2.0%) to $1,866,321,000 at March 31, 2007 versus
$1,829,526,000 at March 31, 2006. Total loans of the Company increased $95,506,000 (6.8%) to $1,495,614,000 at March 31, 2007 versus $1,400,108,000 at
March 31, 2006. Total deposits of the Company increased $9,458,000 (0.6%) to $1,536,849,000 at March 31, 2007 versus $1,527,391,000 at March 31, 2006.

Richard Smith, President and Chief Executive Officer, commented, "Our results for the first quarter of 2007 are reflective of the continued challenging interest rate environment and competitive pressures. Also, while we are happy to report that we are not involved in subprime lending, we also believe that the slowdown in real estate value appreciation and real estate activity in general is affecting both wholesale and retail banking growth rates. We are optimistic about the prospects of our Company as we continue to add customers and expand our franchise in a profitable manner despite this challenging environment."

The decrease in earnings from the year-ago quarter was primarily due to a $538,000 (3.3%) increase in noninterest expense to $16,960,000, offset by a $198,000 (0.9%) increase in fully tax-equivalent net interest income to $21,666,000 and a $152,000 (2.4%) increase in noninterest income for the quarter ended March 31, 2007.

The $198,000 (0.9%) increase in net interest income (FTE) from the year-ago quarter was due to a $45,797,000 (2.8%) increase in average balances of earning assets to $1,692,574,000 and a 0.09% decrease in net interest margin (FTE) to 5.12%.

The $152,000 (2.4%) increase in noninterest income from the year-ago quarter was mainly due to a $131,000 (16.0%) increase in ATM fees and interchange revenue to $949,000 and an $85,000 (2.4%) increase in service charges on deposit accounts to $3,559,000. The increase in these areas is mainly due to the expansion of the Company's ATM network and growth in number of customers.

The $538,000 (3.3%) increase in noninterest expense from the year-ago quarter was due to a $586,000 (6.4%) increase in salaries and benefits expense to $9,742,000 that was partially offset by a $48,000 (0.7%) decrease in other noninterest expenses. The increase in salaries and benefits expense was mainly due to annual salary increases, and a 4.1% increase in average full time equivalent staff made up primarily of new employees at the Company's recently opened branches. The decrease in other noninterest expense was mainly due to a $223,000 (64%) decrease in intangible amortization to $123,000 that was partially offset by a $117,000 provision for losses related to unfunded commitments. The decrease in intangible amortization was due to the core deposit intangible related to the purchase of several branches in 1997 becoming fully amortized in the fourth quarter of 2006.

The provision for loan losses was $482,000 for the three months ended March 31, 2007 compared to $500,000 for the year-ago quarter. Net loan charge-offs during the quarter ended March 31, 2007 were $501,000 compared to $82,000 in the year-ago quarter. Nonperforming loans, net of government agency guarantees, were $5,991,000 at March 31, 2007 compared to $4,512,000 and $4,048,000 at December
31, 2006 and March 31, 2006, respectively. The Company's allowance for losses at March 31, 2007, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $18,861,000 or 1.26% of total loans outstanding and 315% of nonperforming loans.

As of March 31, 2007, the Company had repurchased 394,371 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which left 105,629 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 32-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 22 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 62 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.


                                                             TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                          (Unaudited. Dollars in thousands, except share data)
                                                                             Three months end
                                               -------------------------------------------------------------------------------
                                                   March 31,      December 31,    September 30,     June 30,       March 31,
                                                     2007            2006              2006           2006            2006
                                               -------------------------------------------------------------------------------
Statement of Income Data
Interest income                                     $30,661         $31,545         $31,421         $29,379         $27,978
Interest expense                                      9,216           9,821           9,576           8,275           6,773
Net interest income                                  21,445          21,724          21,845          21,104          21,205
Provision for loan losses                               482               -             235             554             500
Noninterest income:
      Service charges and fees                        5,061           4,940           5,056           4,956           4,857
      Other income                                    1,539           1,687           1,593           1,575           1,591
Total noninterest income                              6,600           6,627           6,649           6,531           6,448
Noninterest expense:
      Salaries and benefits                           9,742           9,405           9,276           8,618           9,156
      Intangible amortization                           123             350             350             350             346
      Provision for losses -
       unfunded commitments                             117               -               -              36               -
      Other expense                                   6,978           7,247           7,400           7,272           6,920
Total noninterest expense                            16,960          17,002          17,026          16,276          16,422
Income before taxes                                  10,603          11,349          11,233          10,805          10,731
Net income                                           $6,444          $6,918          $6,820          $6,557          $6,535
Share Data
Basic earnings per share                              $0.41           $0.44           $0.43           $0.42           $0.42
Diluted earnings per share                             0.39            0.42            0.42            0.40            0.40
Book value per common share                           10.96           10.69           10.41            9.96            9.68
Tangible book value per common share                  $9.89           $9.60           $9.22           $8.75           $8.44
Shares outstanding                               15,910,291      15,857,207      15,857,107      15,855,107      15,778,090
Weighted average shares                          15,878,929      15,857,166      15,855,933      15,798,565      15,736,544
Weighted average diluted shares                  16,415,845      16,396,320      16,365,858      16,388,855      16,379,595
Credit Quality
Non-performing loans, net of
       government agency guarantees                  $5,991          $4,512          $4,523          $3,913          $4,048
Other real estate owned                                 187               -               -               -               -
Loans charged-off                                       739             498             368             564             357
Loans recovered                                        $238            $419            $233            $259            $275
Allowance for losses to total loans(1)                1.26%           1.24%           1.25%           1.29%           1.32%
Allowance for losses to NPLs(1)                        315%            416%            417%            479%            456%
Allowance for losses to NPAs(1)                        305%            416%            417%            479%            456%
Selected Financial Ratios
Return on average total assets                        1.38%           1.46%           1.45%           1.42%           1.43%
Return on average equity                             14.79%          16.23%          16.64%          16.68%          16.93%
Average yield on loans                                7.63%           7.81%           7.82%           7.44%           7.24%
Average yield on interest-earning assets              7.30%           7.43%           7.44%           7.07%           6.86%
Average rate on interest-bearing liabilities          2.85%           2.97%           2.86%           2.50%           2.11%
Net interest margin (fully tax-equivalent)            5.12%           5.13%           5.19%           5.10%           5.21%
Total risk based capital ratio                        11.8%           11.3%           11.1%           11.1%           11.1%
Tier 1 Capital ratio                                  10.8%           10.3%           10.1%           10.1%           10.0%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.


                                                             TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                          (Unaudited. Dollars in thousands, except share data)
                                                                             Three months ended
                                               -------------------------------------------------------------------------------
                                                  March 31,     December 31,    September 30,      June 30,       March 31,
                                                    2007             2006          2006              2006           2006
                                               -------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                             $75,263        $102,220         $78,281         $84,663         $78,742
Federal funds sold                                        -             794           1,387             526               -
Securities, available-for-sale                      188,478         198,361         209,886         221,828         244,441
Federal Home Loan Bank Stock                          8,442           8,320           8,206           8,103           7,691
Loans
      Commercial loans                              142,083         153,105         153,705         146,952         134,049
      Consumer loans                                516,550         525,513         527,185         517,588         510,809
      Real estate mortgage loans                    687,088         679,661         661,962         642,422         630,821
      Real estate construction loans                149,893         151,600         164,307         149,046         124,429
Total loans, gross                                1,495,614       1,509,879       1,507,159       1,456,008       1,400,108
Allowance for loan losses                           (16,895)        (16,914)        (16,993)        (16,893)        (16,644)
Premises and equipment                               20,924          21,830          21,556          21,597          21,068
Cash value of life insurance                         43,941          43,536          42,991          42,571          42,168
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                     1,543           1,666           3,361           3,711           4,061
Other assets                                         33,492          34,755          32,651          33,523          32,372
Total assets                                      1,866,321       1,919,966       1,904,004       1,871,156       1,829,526
Deposits
      Noninterest-bearing demand deposits           364,401         420,025         357,754         354,576         354,514
      Interest-bearing demand deposits              235,497         230,671         229,143         235,100         249,064
      Savings deposits                              381,069         374,605         369,933         388,847         432,087
      Time certificates                             555,882         573,848         568,344         535,917         491,726
Total deposits                                    1,536,849       1,599,149       1,525,174       1,514,440       1,527,391
Federal funds purchased                              38,000          38,000         106,500          96,700          45,800
Reserve for unfunded commitments                      1,966           1,849           1,849           1,849           1,813
Other liabilities                                    32,524          30,383          28,254          24,964          29,046
Other borrowings                                     41,347          39,911          35,848          33,971          31,441
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,691,924       1,750,530       1,738,863       1,713,162       1,676,729
Total shareholders' equity                          174,397         169,436         165,141         157,994         152,797
Accumulated other
      comprehensive loss                             (3,988)         (4,521)         (3,607)         (5,629)         (5,330)
Average loans                                     1,490,055       1,498,040       1,477,551       1,427,735       1,384,541
Average interest-earning assets                   1,692,574       1,711,743       1,701,166       1,676,705       1,646,777
Average total assets                              1,865,448       1,890,765       1,880,029       1,850,487       1,822,441
Average deposits                                  1,534,473       1,550,979       1,501,630       1,497,571       1,498,825
Average total equity                               $174,262        $170,518        $163,919        $157,232        $154,410
